                              EXHIBIT 10.27


                              EMPLOYMENT AGREEMENT



                    AGREEMENT effective as of this 1st day of July 1995, by and between MICROFRAME, INC., a New Jersey corporation, having its principal office at 21 Meridian Road, Edison, New Jersey 08820 (the "Company"), and MARK A. SIMMONS, residing at 1027 Valley Forge Road #490, Devon, Pennsylvania 19333 ("Executive").

                             W I T N E S S E T H :
                    WHEREAS, the Executive has been employed by the Company as its Vice President - Operations/Chief Financial Officer since January 23, 1995; and
                    WHEREAS, the experience, ability and knowledge of the Executive have been and are valuable to the Company and as a result, the Company desires to continue to employ the Executive on a full-time basis as its Vice President - Operations/Chief Financial Officer pursuant to a formal agreement of employment; and

                    WHEREAS, the Executive desires to be so employed by the Company in such capacity and further desires to enter into an agreement with the Company, the terms of which would govern his employment with the Company.

                    NOW, THEREFORE, in consideration of such employment and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                    1. Employment: The Company hereby agrees to employ Executive and Executive hereby accepts employment with the Company upon the terms and conditions set forth below, subject to earlier termination as provided herein. Executive's employment under this Agreement shall be for an initial period of one (1) year, commencing on the date of this Agreement and it shall automatically be renewed for a two (2) year period thereafter, unless at least thirty (30) days prior to the termination of the initial one year term either party gives written notice to the other of its or his desire to terminate the Executive's employment as of the end of the one year term (the "Employment Period"). During the Employment Period, Executive will hold the position of Vice President - Operations/Chief Financial Officer of the Company and shall perform such functions as are normally carried out by the Vice President - Operations/Chief Financial Officer of a business of the type in which the Company is engaged, including but not limited to, responsibilities for finance, administration, purchasing and manufacturing, as well as such other functions, as the Board of Directors of the Company (the "Board") shall from time to time reasonably determine. Executive will devote his full-time, energies and abilities exclusively to the business of the Company to accomplish the duties assigned by the Board, will perform those duties to the best of Executive's ability and will devote Executive's best efforts to advance the interests of the Company.

                    2. Compensation and Benefits: As compensation for all services performed by Executive for the Company during the Employment Period, the Company agrees to pay Executive:
                          (a)  (i)    An annual salary at the rate of
eighty-five thousand ($85,000) dollars per annum ("Initial Salary") from the date of this Agreement through March 31, 1996, to be paid in equal installments, in accordance with the Company's customary payroll practice for its executives.

                                (ii)  Commencing April 1, 1996 and at the
beginning of each subsequent fiscal year in which Executive is employed by the Company, Executive's Initial Salary, with respect to the 1997 fiscal year and thereafter, Executive's current salary in each subsequent fiscal year during the Employment Period, shall increase or decrease as set forth in paragraph 2(a)(v) based upon the Company's performance in the prior fiscal year measured against the Company's achievement of performance goals which had been set by the Board, in its sole discretion, for that year with respect to certain weighted performance criteria.

                                (iii)  The performance goals, performance cri-
teria and the percentages used to weigh such criteria shall be determined by the Board no later than May 31st of the fiscal year in which performance is measured. The performance goals, and weighted performance criteria for the 1996 fiscal year are set forth on Schedule A attached hereto and made a part hereof, which shall be amended and updated each fiscal year in accordance with this subparagraph.

                                (iv)  The performance criteria to be consid-
ered by the Board shall include, but are not limited to revenue, operating income, earnings per share and share price of the stock of the Company.

                                (v)  As set forth in paragraph 2(a)(ii),
Executive's salary shall increase or decrease as follows:

                                      (A)   Where performance of the Company
shall fall below ninety (90%) percent of such year's performance goals, salary will decrease two and one-half (2.5%) percent for each one (1%) percent increment of performance below the ninety (90%) percent threshold, up to a maximum twenty-five (25%) percent reduction.

                                      (B)   Where performance of the Company
is greater than one hundred and ten (110%) percent of such year's performance goals, salary will increase two and one-half (2.5%) percent for each one (1%)






percent increment of performance above the one hundred and ten (110%) percent threshold, up to a maximum twenty-five (25%) percent increase.

                          (b)  (i)  Concurrently herewith, pursuant to a stock
option contract between the Company and the Executive, Executive is being granted a five (5) year incentive stock option, under and subject to the terms of the Company's 1994 Stock Option Plan, to purchase five thousand (5,000) shares of common stock, par value $.001 per share of the Company ("Common Stock"), at an exercise price equal to the fair market value of the Common Stock as of the date hereof, exercisable on and after January 23, 1997 (the "Option").
                          (ii)  The shares of the Company's Common Stock which
may be purchased by Executive pursuant to the Option granted under paragraph 2(b)(i) (the "Shares"), are to be held by Executive for his own account, for investment purposes only and not with a view to the resale or distribution thereof, and no sale, offer to sell or transfer of the Shares, or of any shares or other securities issued in exchange for or in respect of the Shares shall be made unless a registration statement under the Securities Act of 1933, as amended, (the "Act") with respect to the Shares is in effect, or an exemption from the registration requirements of the Act is then in fact applicable to the Shares.

                          (c)   Commencing with the date of this Agreement and
during the Employment Period, Executive shall receive an automobile allowance of five hundred ($500) dollars per month.

                          (d)   Executive shall be entitled to fifteen (15)
days of vacation each year during the Employment Period (prorated for any partial calendar year), to be taken at such time as is consistent with the needs of the Company. Any unused vacation time shall be treated in accordance with Company policy.

                          (e)   During the Employment Period, Executive shall
be entitled, to the extent he qualifies, to participate in any retirement, incentive bonus, profit-sharing, medical, disability, health or life insurance and other similar benefit arrangements which may be or become available to executive officers of the Company, provided Executive shall be required to comply with and be entitled to benefits only in accordance with the terms and conditions of such plans.

                          (f)   The Company shall furnish the Executive with
the office space, stenographic assistance and such other facilities and services as shall be suitable to the Executive's position adequate for the performance of his duties hereunder.







                          (g)   The Company shall reimburse Executive for all
reasonable expenses incurred by Executive in connection with the performance of his duties hereunder, provided that such expenses are incurred and accounted for in accordance with the reasonable policies and procedures established by the Company.

                    3.    Death and Disability:
                          (a)   The Employment Period shall terminate on the
date of Executive's death, in which event Executive's salary, if any, payable through the last day of the month in which his death occurs, shall be paid to Executive's estate.

                          (b)   If, during the Employment Period, Executive
due to physical or mental illness or incapacity, shall be unable to substantially perform his duties and services under this Agreement for a period of six (6) consecutive months or nine (9) months in the aggregate during any twelve (12) month period ("Disability Period"), the Company may, at any time after the expiration of such Disability Period, by written notice to Executive, terminate Executive's employment as well as all benefits which he may be entitled to hereunder as of the date set forth in the notice. Executive shall be entitled to receive the salary he is receiving at that time, provided by paragraph 2(a) up to the end of the Disability Period (less payments from any disability insurance proceeds received by Executive with respect to the Disability Period). Disability under this paragraph shall be determined by a physician who shall be selected by the Company.

                    4. Discharge for Cause: The Company may terminate the Executive's employment hereunder for "Cause". For purposes of the Agreement, the Company shall have "Cause" to terminate the Executive employment hereunder upon (a) the willful and continued failure by the Executive to substantially perform his duties hereunder which amounts to a material neglect of his duties to the Company, (b) the willful engaging by the Executive in misconduct which is materially injurious to the Company, (c) the conviction of the Executive of a felony, (d) the failure of the Executive to comply with any material provision of this Agreement which has not been cured within thirty (30) days after written notice of such noncompliance has been given by the Company to the Executive, or (e) the failure to comply with material policies, procedures or directions of the Company established by its Board of Directors and consistent with the terms of this Agreement, which failure has not been cured within thirty (30) days after notice of such noncompliance has been given by the Company to the Executive. If, during the Employment Period, Executive is discharged for Cause, this Agreement shall terminate and the Company, without any limitation on any remedies it may have at law or equity, is without






liability for salary or any other liability to Executive after the date of such discharge and the Option granted to Executive under this Agreement shall cease and terminate immediately.

                    5.    Nondisclosure; Noncompetition:
                          (a)   The Executive agrees not to use or disclose,
either while in the Company's employ or at any time thereafter, except with the prior written consent of the Company, any trade secrets, proprietary information, or other information that the Company considers confidential relating to formulas, designs, processes, suppliers, machines, compositions, improvements, inventions, operations, manufacturing, processing, marketing, distributing, selling, cost and pricing data, master files or consumer lists utilized by the Company, or any confidential information (including but not limited to salary information) on the employees, and all other similar confidential information material to the conduct of the business, which is not presently generally known to the public and which is or was obtained or acquired by the Executive while in the employ of the Company; provided, however, that this provision shall not preclude the Executive from (i) the use of or disclosure of such information which presently is known generally to the public or which subsequently comes into the public domain, other than by way of disclosure on violation of this Agreement or in any other unauthorized fashion, or (ii) disclosure of such information required by law or court order, in which case the Executive will give the Company three (3) business days written notice (or, if disclosure is required to be made in less than three (3) business days, then such notice shall be given as promptly as practicable after determination that disclosure may be required) of the nature of the law or order requiring disclosure and the disclosure to be made in accordance therewith.

                          (b)   During the Employment Period of this Agreement
and for a period of two (2) years thereafter, the Executive shall not, within the United States or Canada without the prior written consent of the Company directly or indirectly: (i) own, manage, operate, join, control, participate in, invest in, or otherwise be connected with, in any manner, whether as an officer, director, employee, partner, investor, consultant, lender or otherwise, any business entity which is engaged in, or is in any way related to, the business, or (ii) on the Executive's behalf or on behalf of anyone else engaged in such line of business (A) persuade or attempt to persuade any employee of the Company to leave the employ of the Company or to become employed by any person other than the Company, (B) persuade or attempt to persuade any current client or former client of the Company to cease doing business with, or to reduce the amount of business it does or intends or









anticipates doing with, the Company, or (C) solicit the business of any such clients or former clients with respect to the business of data securities.

                          (c)   Nothing herein contained shall be deemed to
prohibit the Executive from investing in securities of a business entity if the securities of such entity are listed for trading on a national securities exchange or traded in the over-the-counter market and the Executive's holdings therein represent less than five (5%) percent of the total number of shares or principal amount of other securities of such entity outstanding.

                    6. Ownership of Inventions, Discoveries and Improve-ments: Executive shall promptly disclose in writing to the Board of Directors of the Company all inventions, discoveries, designs, developments, processes, software programs, works of authorship, formulas, data, techniques and any other improvements conceived, devised, created, or developed by Executive (either alone or with others) while in the employ of the Company (collectively, "Invention"), and Executive shall transfer and assign to the Company all right, title and interest in and to such Invention, including any and all domestic and foreign patent rights, domestic and foreign copyright rights therein, and any renewal thereof. Such disclosure is to be made promptly after the conception of each Invention, and each Invention is to become and remain the property of the Company, whether or not patent or copyright applications are filed thereon by the Company. On request of the Company, Executive shall execute from time to time, during or after the termination of employment, such further instruments including, without limitation, applications for patents and copyrights and assignments thereof as may be deemed necessary or desirable by the Company to effectuate the provisions of this paragraph 6.

                    7. Construction: If the provisions of paragraph 5 should be deemed unenforceable, invalid, or overbroad in whole or in part for any reason, then any court of competent jurisdiction or any Arbitrator appointed in accordance with paragraph 8 is hereby authorized, requested, and instructed to reform such paragraph to provide for the maximum competitive restraints upon Executive's activities (in time, product, geographic area, and customer solicitation as may then be legal and valid).

                    8.    Remedies, Damages:

                          (a)   Executive agrees that violation of paragraphs
5 and 6 would cause irreparable injury to the Company for which the remedy at law would be inadequate, and that the Company shall be entitled in any court of law or equity or in any arbitration proceeding in accordance with this paragraph 8, whichever forum is designated by the Company, to preliminary, permanent or other injunctive relief against any breach of the provisions contained in paragraphs 5 and 6, and such punitive and compensatory damages as






shall be awarded. Further, in the event of a violation of the provisions of paragraph 5, the period of noncompetition referred to therein shall be extended, but not decreased for a period of time equal to the period that the violation occurred.

                          (b)   Except as otherwise provided in paragraphs 7

and 8(a) relating to the reformation of the restrictive covenants and obtaining equitable relief, any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by arbitration by one arbitrator in New Jersey, in accordance with the rules of the American Arbi-tration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                    9. Severability: If any of the provisions of this Agreement are held to be invalid, illegal, or unenforceable, that determination will not affect the enforceability of any other provisions of this Agreement, and the remaining provisions of this Agreement will be valid and enforceable according to their terms.

                    10. Amendment; Applicable Law; Binding Effect; Suc-cessors and Assigns: This Agreement may be modified only in a writing signed by both parties, is governed by and construed in accordance with the laws of the State of New Jersey, without regard to the conflicts of law rules thereof, and will be binding upon and inure to the benefit of Executive and Executive's personal representatives and to the Company and the Company's successors and assigns. This Agreement is in the nature of a personal services contract, is not assignable by Executive and the duties imposed hereby are non-delegable.

                    11. Waiver: No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

                    12. Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

                    13. Entire Agreement: This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communication, representations or warranties, whether oral or written, by any officer, employee or representative of any part hereto and any






prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

                    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                MICROFRAME, INC.

                                By:   /s/ Lonnie L. Sciambi
                                LONNIE L. SCIAMBI, President



                                      /s/ Mark A. Simmons
                                MARK A. SIMMONS













































                                        SCHEDULE A


           1996 Fiscal Year

           Performance Criteria       Performance Goal              Weight
           --------------------       ----------------              ------
           Revenue                   $11,000,000.00                    40%

           Operating Income          $ 1,248,000.00                    50%

           Price of Common Stock          $    3.75                    10%
              Per Share                                              -----

                  TOTAL                                              100%